Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF FEBRUARY 28, 2014

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$157,625
Cash equivalents held in trust	12,166

Total investments held in trust	169,791
Cash and cash equivalents	3,413
Fixed-maturity securities, at fair value	7,558
Accrued investment income	891
Premiums receivable	774

Total assets	$182,427

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$33,885
Losses payable	2,101
Unearned premiums	1,302
Accrued ceding commission expense	80
Other liabilities	320

Total liabilities	37,688

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	74,859

Total stockholder’s equity	144,739

Total liabilities and stockholder’s equity	$182,427

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED FEBUARY 28, 2014

(in thousands)

Revenues:
Premiums earned	$754
Net investment income	199

Total revenues	953

Expenses:
Underwriting Expenses	49
General and administrative expenses	263

Total expenses	312

(Loss) income before federal income taxes	641
Federal income tax benefit	—

Net (loss) income	$641